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Exhibit 23.1

AerCap Holdings N.V.
January 4, 2010
Reference: FG-e0148096u-BRF

Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in this Registration Statement Amendment No. 3 to Form F-4 of our report dated April 1, 2009 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in AerCap Holdings N.V. Annual Report on Form 20-F for the year ended December 31, 2008. We also consent to the reference to us under the heading 'Experts' in such Registration Statement.

Rotterdam, January 4, 2010
PricewaterhouseCoopers Accountants N.V.

/s/ DR. H.F.M. GERTSEN RA dr. H.F.M. Gertsen RA partner

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  Exhibit 23.1